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                                                                    EXHIBIT 10.8

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement (the "Amendment") is entered into this 20th day of August, 2004 between Laidlaw International, Inc. ("Laidlaw") and Kevin E. Benson (the "Executive").

                  WHEREAS, the Executive and Laidlaw, Inc. ("LINC") entered into an employment agreement dated September 15, 2002 (the "Employment Agreement");

                  WHEREAS, Laidlaw acquired the assets of LINC and assumed the Employment Agreement; and

                  WHEREAS, the Executive and Laidlaw mutually desire to amend the Employment Agreement;

                  NOW THEREFORE, the parties hereby agree to amend the Employment Agreement as follows:

                  1. All references to LINC contained in the Employment Agreement shall be amended to reference Laidlaw.

                  2. Article 4(b) shall be amended to read as follows:

                  "The Executive will be eligible to participate in Laidlaw's Short Term Incentive Plan at such target bonus and maximum bonus as shall be established by the Committee after consultation with the Executive. On the date of this Agreement, the Executive's target bonus is 100% of Base Salary and the maximum bonus is 200% of Base Salary. The Executive's right to receive any bonus under the Short Term Incentive Plan shall be determined based only upon qualitative measurements established by the Committee after consultation with the Executive and as set forth in accordance with the Short Term Incentive Plan."

                  3. Article 4(c) shall be amended to add the following:

                  "All vacation earned must be taken by the end of the calendar year following accrual or it is forfeited."

                  4. Article 5 shall be amended to read as follows:

                  "Laidlaw will provide the Executive with a monthly allowance of One Thousand, Two Hundred Dollars ($1,200.00) for expenses incurred by the Executive for an automobile and its related operating expenses. Laidlaw shall also reimburse the Executive for reasonable gas and insurance expenses as incurred, provided that the Executive provides to Laidlaw an itemized written account and receipts acceptable to Laidlaw."

                  5. Article 6(a)(iii) shall be amended to add the following:

                  "In addition, if such termination occurs on or after the second anniversary of his employment with Laidlaw (and its predecessors), then Laidlaw shall also pay Executive a

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monthly amount equal to one-twelfth of the Executive's target bonus in effect at the time of the Executive's termination of employment for a period of 24 months following such termination."

                  6. Article 11 shall be amended by substituting the following for Laidlaw's and the Executive's address:

                  Laidlaw International, Inc.
                  55 Shuman Boulevard, Suite 400
                  Naperville, IL 60563
                  Attention: General Counsel

                  If to the Executive, at such address as the Executive provides to Laidlaw from time to time as part of his personnel records, or to such other names or addresses as Laidlaw or the Executive shall designate by notice to the other in the manner specified in this paragraph.

                  No other terms of the Employment Agreement shall be modified by this Amendment and the Employment Agreement shall continue in all other respects in full force and effect in accordance with its terms.

                  This Amendment to Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but al of which together will constitute one and the same instrument.

LAIDLAW INTERNATIONAL, INC.                     EXECUTIVE

____________________________________            ________________________________
By: Beth Byster Corvino                         Kevin E. Benson
Its: Senior Vice President, General
Counsel and Corporate Secretary